SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
           EXCHANGE ACT OF 1934 (AMENDMENT NO.)



Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box-

/ /     Preliminary Proxy Statement                          / / Confidential, for Use of the Commission
/X/     Definitive Proxy Statement                               Only (as permitted by Rule 14a-6(e)(2))
/ /     Definitive Additional Materials
/ /     Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                              BLUEGREEN CORPORATION
                (Name of Registrant as Specified In Its Charter)



                  (Name of Person(s) Filing Proxy Statement, if
                           other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

/X/ $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
    item 22(a)(2) of Schedule 14A.



/ / $500 per each party to the controversy pursuant to Exchange Act Rule
      14a-6(i)(3).



/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      (1)    Title of each class of securities to which transaction applies:

      (2)    Aggregate number of securities to which transaction applies:

      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

      (4)    Proposed maximum aggregate value of transaction:

      (5)    Total fee paid:

/ /     Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.



(1)     Amount Previously Paid:

(2)     Form, Schedule or Registration Statement No.:

(3)     Filing Party:

(4)     Date Filed:

                              Bluegreen Corporation
                        5295 Town Center Road, Suite 400
                            Boca Raton, Florida 33486
                     Tel: (407) 361-2700 Fax: (407) 361-2800

                                                                   June 20, 1996


To our  Shareholders:

     You are cordially invited to attend the Annual Meeting of Shareholders of Bluegreen Corporation (the "Company") which will be held at the Sheraton New York Hotel at Seventh Avenue and 52nd Street, New York, New York on Thursday, July 25, 1996 at 10:00 a.m., local time.

     The accompanying Notice of the Annual Meeting and Proxy Statement describe the formal business to be transacted at the meeting and contain certain information about the Company and its officers and Directors. During the meeting we will also report on the operations of the Company. Directors and executive officers of the Company will be present to respond to any questions that shareholders may have.

     Please sign, date and return the enclosed proxy card promptly. If you attend the meeting, which we sincerely hope you will do, you may vote in person even if you have previously mailed a proxy card.

     Thank you for your attention and continued interest in our Company. We look forward to seeing you at the meeting.

Very truly yours,




George F. Donovan
President and Chief Executive Officer

                              BLUEGREEN CORPORATION
                        5295 Town Center Road, Suite 400
                            Boca Raton, Florida 33486


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON JULY 25, 1996


     The Annual Meeting of the Shareholders of Bluegreen Corporation will be held at the Sheraton New York Hotel at Seventh Avenue and 52nd Street, New York, New York, at 10:00 a.m., local time, on Thursday, July 25, 1996, to consider and act on the following matters:

     (1) To fix the number of Directors for the ensuing year at six;

     (2) To elect six Directors;

     (3) To transact such other business as may properly come before the meeting or any adjournments thereof.

     The close of business on June 10, 1996 has been fixed as the record date for determining the shareholders entitled to notice of, and to vote at, the annual meeting.

     THE PRESENCE OF A QUORUM IS IMPORTANT. THEREFORE, YOU ARE URGED TO SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD PROMPTLY BY MAIL WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING. THIS WILL NOT PREVENT YOU FROM VOTING IN PERSON, BUT WILL ENSURE THAT YOUR VOTE IS COUNTED IF YOU ARE UNABLE TO ATTEND THE MEETING.


By order of the Board of Directors,



Patrick E. Rondeau
Clerk
June 20, 1996

                              BLUEGREEN CORPORATION
                        5295 Town Center Road, Suite 400
                            Boca Raton, Florida 33486
                                 (407) 361-2700
                          ----------------------------

                         Annual Meeting of Shareholders

                                  July 25, 1996
                          ----------------------------

                                 PROXY STATEMENT
                          ----------------------------

Information Concerning Solicitation

     This Proxy Statement is furnished to the holders of common stock of Bluegreen Corporation (the "Company") in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Shareholders (the "Annual Meeting") to be held at the Sheraton New York Hotel at Seventh Avenue and 52nd Street, New York, New York 10019, on Thursday, July 25, 1996, at 10:00 a.m., local time, and at any adjournment thereof. If the enclosed proxy is signed and returned and is not revoked, it will be voted at the Annual Meeting in accordance with the instructions of the shareholder(s) who execute it. If no instructions are given, the proxy will be voted FOR the election of the nominees for Director and FOR the proposals described herein. The proxy of any shareholder may be revoked by such shareholder in writing addressed to Patrick E. Rondeau, the Clerk of the Company, at the above address or in person at any time before it is voted. Submission of a later dated proxy will revoke an earlier dated proxy.

     All costs of solicitation will be borne by the Company. The solicitation is to be principally conducted by mail and may be supplemented by telephone and personal contacts by Directors, executive officers and regular employees of the Company, without additional remuneration. Arrangements will be made with brokerage houses, banks and custodians, nominees and other fiduciaries to forward solicitation materials to the beneficial owners of shares held of record. The Company will reimburse such persons for their reasonable out-of-pocket expenses incurred in connection with the distribution of proxy materials.

     It is anticipated that this Proxy Statement and the enclosed proxy, together with the Company's annual report to shareholders, will first be mailed to shareholders on or about June 20, 1996.

Outstanding Voting Securities

     The Board of Directors has fixed the close of business on June 10, 1996 as the record date for determining the shareholders entitled to receive notice of, and to vote at, the Annual Meeting. The number of shares of common stock of the Company ("Common Stock") outstanding and entitled to vote on that date was 20,541,089 with each share being entitled to one vote. A majority of the issued and outstanding shares as of the record date will constitute a quorum for the transaction of business at the Annual Meeting.

     The affirmative vote of the holders of a plurality of the votes cast at the Annual Meeting is required for the election of Directors. Approval of other matters that are before the meeting will require the affirmative vote of holders of a majority of the Common Stock present or represented at the Annual Meeting.

     Shares voted to abstain or to withhold as to a particular matter and shares as to which a nominee (such as a broker holding shares in street name for a beneficial owner) has no voting authority in respect of such matter, will be deemed represented for both quorum and voting purposes. Such shares will be the equivalent of negative votes. Votes will be tabulated by the Company's transfer agent subject to the supervision of persons designated by the Board of Directors as inspectors.

Shareholder Proposals for Next Annual Meeting

     Proposals of shareholders of the Company intended to be presented at the 1997 Annual Meeting of Shareholders must be received by the Company not later than February 20, 1997 to be included in the Company's Proxy Statement and form of proxy relating to the 1997 Annual Meeting. Other requirements for inclusion are set forth in Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

Proposals 1 and 2 - Fixing of Number of Directors at Six and Election of Named
 Directors

     The By-Laws of the Company provide that there shall be a Board of not less than three Directors, the exact number to be fixed at annual meetings by the shareholders or any special meeting in lieu thereof, subject to change from time to time by the Directors. It is recommended that the shareholders vote to fix the number of Directors for the coming year at six.

     Unless contrary instructions are received, the enclosed proxy will be voted for fixing the number of Directors at six and for the election of the six nominees listed herein. Each of the nominees is currently serving as a Director of the Company and was elected by the shareholders at the 1995 Special Meeting in Lieu of the Annual Meeting. Although the Board of Directors does not contemplate that any nominee will be unavailable for election, in the event that vacancies occur unexpectedly, the enclosed proxy will be voted for such substituted nominees, if any, as may be designated by the Board. If elected, the nominees listed below will serve until the next annual meeting (or special meeting in lieu thereof) and until their successors are duly elected and qualified.

     The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock as of June 3, 1996 by (a) each Director,
(b) each of the executive officers listed in the Summary Compensation Table below, (c) all current Directors and executive officers as a group and (d) all persons known to be the beneficial owners of more than five percent of the Company's outstanding Common Stock. A nominal amount of Common Stock held by certain executive officers under the Company's 401(k) profit sharing plan has been excluded from the table. Unless otherwise noted, each stockholder has sole voting and investment power with respect to the shares of Common Stock listed.

                                                                   Shares of
                                                                   Common Stock
                                                                   Issuable       Total
                                                    Options        Upon           Shares        Percent of
                               Director             Exercisable    Conversion of  Beneficially  Shares
Name                       Age Since   Common Stock Within 60 Days Debentures (1) Owed          Outstanding (2)
Joseph C. Abeles (3)       81  1987      340,704     87,135        237,985          665,824      3.20%
George F. Donovan          57  1991       92,187    136,075            ---          228,262      1.11%
Ralph A. Foote             73  1987        7,870     87,135            ---           95,005          *
Daniel C. Koscher          39   ---        1,218     71,065            ---           72,283          *
Alan L. Murray             49   ---       43,311     75,125            243          118,679          *
Frederick M. Myers (4)     73  1990      143,325     75,210            ---          218,535      1.06%
Patrick E. Rondeau         49   ---       11,339     56,388            ---           67,727          *
Stuart A. Shikiar (5)      50  1994      446,798     16,275         29,126          492,199      2.39%
Bradford T. Whitmore (6)   39  1990      773,146     69,248            ---          842,394      4.10%

All Directors and executive            1,880,901    704,008        267,354        2,852,263     13.71%
officers as a group (13 persons)


Grace Brothers, Ltd.       --- ---     1,267,526        ---        506,675        1,774,201     8.64%
1560 Sherman Avenue, Suite 900
Evanston, Illinois  60201 (6)

Franklin Resources, Inc.   --- ---     1,192,947        ---            ---        1,192,947     5.81%
777 Mariners Island Blvd.
San Mateo, California  94404 (7)





*    Less than 1%.

(1) The price of $8.24 per share (the current conversion price) is used to determine the shares of Common Stock into which the Company's 8.25% convertible subordinated debentures due 2012 (the "Debentures") are convertible.

(2) The denominator used to calculate the percent of shares outstanding includes shares issuable upon conversion of any Debentures held by the applicable stockholder or group and upon exercise of any options that are exercisable within 60 days and held by the applicable stockholder or group, plus 20,541,089 shares currently outstanding.

(3) Includes 11,574 aggregate shares and 52,427 aggregate shares issuable upon the conversion of $432,000 aggregate principal amount of Debentures held by Mr. Abeles' wife and a family trust for which he disclaims beneficial ownership.

(4) Includes 143,325 shares of Common Stock held by Mr. Myers' wife and children for which he disclaims beneficial ownership.

(5) Includes 3,034 shares of Common Stock issuable upon the conversion of $25,000 aggregate principal amount of Debentures held by a family trust for which Mr. Shikiar disclaims beneficial ownership. Also includes 260,572 shares of Common Stock and 15,169 shares issuable upon the conversion of $125,000 aggregate principal amount of Debentures over which Mr. Shikiar exercises voting and investment power.

(6) Mr. Whitmore is a general partner of Grace Brothers, Ltd. Mr. Whitmore exercises shared voting and investment power with respect to shares held by Grace Brothers, Ltd. and disclaims beneficial ownership of such shares except to the extent of his proportionate interest therein.

(7) Based on the most recent Form 13G filed with the Securities and Exchange Commission.

     The principal occupations and business experience of the nominees for Director for the preceding five years along with any directorships of other publicly-owned or registered investment companies are as follows:

     Joseph C. Abeles, a private investor, has been a Director of the Company since 1987. Mr. Abeles has been a Director of Intermagnetics General Corporation since 1986. He has also served as a Director of Igene Biotechnology, Inc. and Ultralife Batteries, Inc. since 1991.

     George F. Donovan joined the Company as a Director in 1991 and was appointed President and Chief Operating Officer in October, 1993. He became Chief Executive Officer in December, 1993. Mr. Donovan has served as an officer of a number of other recreational real estate corporations, including Leisure Management International, of which he was President from 1991 to 1993. From 1989 to 1991, Mr. Donovan served as President and Chief Executive Officer of Thousand Trails.

     Ralph A. Foote has been a Director of the Company since 1987. Since 1955 he has been a senior partner of Conley & Foote, a Middlebury, Vermont law firm which serves as legal counsel to the Company with respect to various matters. He has also served as a Director of Mace Security International since 1995.

     Frederick M. Myers has been a Director of the Company since 1990. Since 1964 he has been a senior partner of Cain, Hibbard, Myers & Cook, a Pittsfield, Massachusetts law firm which serves as legal counsel to the Company with respect to various matters. He has also served as a Director of Systemed, Inc. since 1989.

     Stuart A. Shikiar was elected to the Board of Directors in April, 1994. Mr. Shikiar is an investment advisor and has served as President of Shikiar Asset Management, Inc. since November, 1994. From 1993 to November, 1994, Mr. Shikiar was a general partner of Omega Advisors, a private investment partnership. From 1985 to 1993, Mr.Shikiar served as a Managing Director for Prudential Securities Investment Management, Inc. Mr. Shikiar has been a Director of Ultralife Batteries, Inc. since 1991. He has also served as a Director of Intermagnetics General Corporation since 1995.

     Bradford T. Whitmore has been a Director of the Company since 1990. Mr. Whitmore has been a general partner of Grace Brothers, Ltd., an investment partnership and securities broker-dealer, since 1986. He has been a trustee of Aerospace Creditors Liquidating Trust since 1993 and a Director of Bio-Technology General Corporation since 1994.

Board of Directors and its Committees

     The Board of Directors of the Company held seven meetings during the fiscal year ended March 31, 1996. Each Director attended all of the meetings of the Board of Directors and of all committees of the Board of Directors on which he served during fiscal 1996.

     Directors of the Company who are employees of the Company do not receive fees or retainers for serving as Directors. For fiscal 1996, each non-management Director received an annual retainer of $17,500 and an $800 fee for each Board meeting attended. In addition, the Company's non-management Directors are entitled to receive a stock option covering 15,000 shares of Common Stock under the Company's Outside Directors Stock Option Plan on the first business day after the first trading day after each annual meeting of the Company's shareholders or any special meeting held in lieu thereof.

Audit Committee

     The Audit Committee, which met twice during fiscal 1996, consists of Messrs. Foote, Myers, and Whitmore. The Committee's responsibilities include:
(a) recommending to the full board the selection of the Company's independent auditors, (b) discussing the arrangements for the proposed scope and the results of the annual audit with management and the independent auditors, (c) reviewing the scope of non-audit professional services provided by the independent auditors, (d) obtaining from both management and the independent auditors their observations on the Company's system of internal accounting controls and (e) reviewing the overall activities and recommendations of the Company's internal auditors.

Nominating Committee

     The Nominating Committee, which met twice during fiscal 1996, consists of Messrs. Abeles, Donovan and Shikiar. The Committee is responsible for the selection of potential candidates for membership on the Board of Directors and the periodic review of compensation of Directors. The committee will consider nominees recommended by shareholders. Recommendations should be submitted in writing to: Nominating Committee, Bluegreen Corporation, 5295 Town Center Road, Suite 400, Boca Raton, Florida 33486.

Compensation Committee

     The Compensation Committee met twice during fiscal 1996. The committee: (a) monitors compensation arrangements for management employees for consistency with corporate objectives and shareholders' interests, (b) approves incentive distributions and grants of stock options to officers, employees and independent contractors of the Company and its subsidiaries and (c) advises management on matters pertaining to management development and corporate organizational planning.

Compensation Committee Interlocks and Insider Participation

     During fiscal 1996, Joseph C. Abeles, Ralph A. Foote, Stuart A. Shikiar and Bradford T. Whitmore served as members of the Compensation Committee of the Board of Directors.

     Mr. Foote is a partner of the Middlebury, Vermont law firm of Conley & Foote, which rendered services to the Company during fiscal 1996. The total amount paid to Conley & Foote for services rendered during fiscal 1996 was approximately $5,000. It is anticipated that Conley & Foote will continue to perform certain legal services for the Company during fiscal 1997.

Compensation Committee Report on Executive Compensation

General


     The Compensation Committee of the Board of Directors is composed of four outside (non-management) Directors of the Company and, as indicated above, the Compensation Committee's duties include reviewing and making recommendations to the Board generally with respect to the compensation of the Company's executive officers. The Board of Directors reviews these recommendations and approves all executive compensation action.

Compensation Principles

     The  Company's  executive   compensation   program  is  designed  to  align
compensation with business strategy, Company values and management initiatives. The program:

Integrates compensation programs with the Company's annual and long-term strategic planning and measurement processes.

Reinforces strategic performance objectives through the use of incentive compensation programs.

Rewards executives for long-term strategic management and the enhancement of shareholder value by delivering appropriate ownership interest in the Company.

Seeks to attract and retain quality talent which is critical to both the short-term and long-term success of the Company.

Base Compensation

     The Committee has evaluated and determined appropriate ranges of pay for all categories of management to facilitate a Company-wide systematic salary structure with appropriate internal alignment. In determining appropriate pay ranges, the Committee annually examines market compensation levels for executives who are currently employed in similar positions in public companies with comparable revenues, net income and market capitalization. This market information is used as a frame of reference for annual salary adjustments and starting salaries. However, base salaries have become a relatively smaller element in the total compensation of executive officers as the Company introduced a pay-for-performance program over the last five years.

     The aggregate base salaries for the named executive officers in the "Summary Compensation Table" herein increased by 11% from fiscal 1995 to 1996.

Annual Bonus Plan

     The objectives of the annual bonus plan are to motivate and reward the accomplishment of corporate annual objectives, reinforce strong performance with differentiation in individual awards based on contributions to business results and provide a fully competitive compensation package which will attract, reward and retain individuals of the highest quality. As a pay-for-performance plan, year-end cash bonus awards are paid upon the achievement of performance objectives established for the fiscal year and no bonuses are paid if a minimum threshold is not met. Participants may be measured on two performance components: (1) corporate financial performance (specific measurements are defined each year and threshold, target and maximum performance levels are established to reflect the Company's objectives) and (2) key individual performance which contributes to critical end results for the management position. A weighting is established for each component based on the relative importance of each to the individual.

     Appropriate performance objectives are established for each fiscal year in support of the Company's annual strategic plan. For fiscal 1996, the corporate performance objective consisted of a target for pre-tax earnings.

Incentive Stock Options

     Stock options align the interests of employees and shareholder by providing value to the employee when the stock price increases. All options are granted at 100% of the fair market value of the Common Stock on the date of grant except incentive options issued to employees who own more than 10% of the Company's Common Stock, in which case the option price may not be less than 110% of the market value of the Common Stock on the date of grant. Incentive stock options were granted to four executive officers during fiscal 1996. See "Stock Option Grants During Last Fiscal Year".

     Total cash compensation for the four highest paid executive officers named in the "Summary Compensation Table" increased from $910,135 for fiscal 1995 to $1,151,503 for fiscal 1996, or 21%. Section 162(m) of the Interval Revenue Code of 1986, as amended (the "Code"), limits an employer's income tax deduction for compensation paid to certain key executives of a public company to $1,000,000 per executive per year. The Company has no executives whose salaries currently approach this level and, accordingly, has not addressed what approach it will take with respect to section 162(m), except to the extent the 1995 Stock Incentive Plan contains standard limits and provisions on awards which are extended to enable such awards to be exempt from the section 162(m) deduction limits.

Employee Agreements

     The Company has an employment agreement with Mr. Donovan. Under the terms of Mr. Donovan's agreement, he receives a minimum salary of $250,000 per annum, subject to increases from time to time in the sole judgment and discretion of the Board of Directors and committees thereof. In addition, Mr. Donovan is eligible to receive annual performance awards as determined by the Compensation Committee and subject to approval by the Board of Directors. The term of Mr. Donovan's employment agreement is December 20, 1993 through the date of the first meeting of the Board of Directors following the fiscal 1996 Annual Meeting of Shareholders.

Compensation of Chief Executive Officer


     As indicated above, the Company's executive compensation program is partially based upon business performance and increases in an executive's yearly compensation are dependent upon the Company's performance in that year.

     George F. Donovan was elected President and Chief Operating Officer in October, 1993 and assumed the position of Chief Executive Officer in December, 1993. Mr Donovan's base salary together with annual bonus increased in fiscal
1996 by 17% over fiscal 1995. The increase reflects an adjustment for (a) leading the Company to improved financial performance for the most recent fiscal year (b) the continued development of the Company's business lines to include timeshare development and sales and (c) expanded responsibilities by reducing the number of officers receiving compensation in excess of $100,000 over the prior year.

     Mr. Donovan was also awarded options to purchase 52,500 shares of the Company's Common Stock during fiscal 1996 compared to the award of options to purchase 66,150 shares in fiscal 1995. (These figures are adjusted to give effect to Common Stock dividends paid in each year.)

     In determining Mr. Donovan's compensation, the Committee concluded that his experience in, and knowledge of, the recreational land, residential real estate and timesharing industries support his compensation arrangement. The Committee's knowledge of Mr. Donovan's successful background, including his service as the chief executive officer of another public real estate company, together with its observations of Mr. Donovan's performance during his tenure with the Company, served equally to assure the Committee of his ability to lead the Company as its chief executive. The Committee and the Board believe that realization of success in attaining the five-year plan objectives of the Company are best assured by retaining Mr. Donovan.

                                            Compensation Committee

                                            Joseph C. Abeles
                                            Ralph A. Foote
                                            Stuart A. Shikiar
                                            Bradford T. Whitmore

Executive Compensation

     Summary Compensation Table


     The following table sets forth information concerning the annual and long-term compensation for services rendered in all capacities to the Company and its subsidiaries by the Company's Chief Executive Officer and the other three most highly compensated executive officers (the "Named Executive Officers"). None of the Company's other executive officers earned total salary and bonus in excess of $100,000 for services rendered during fiscal 1996.

                                                                  Long-Term
                                                                Compensation
                                                                    Awards
                                                             Annual Compensation

                                                                                          All
Name and                                                                   Securities     Other
Principal                               Fiscal                             Underlying     Compensation
Position                                Year      Salary($) Bonus($)(1)    Options(#)(2)  ($)(3)
George F. Donovan,                      1996      $300,000  $139,129         52,500       $39,120
 President, Chief Executive Officer     1995      $275,000  $100,000         66,150       $   501
 and Director                           1994      $116,346   $75,000        229,320       $   ---

Alan L. Murray,                         1996      $175,000   $61,475         26,250       $ 2,078
 Treasurer and Chief Financial Officer  1995      $160,000   $35,000         33,075       $ 2,204
                                        1994      $150,000   $32,500         43,533       $ 2,432

Patrick E. Rondeau,                     1996      $160,000   $61,475         26,250       $   ---
 Director of Corporate Legal Affairs    1995      $145,000   $33,000         31,500       $   ---
 Vice President and Secretary/Clerk     1994      $134,615   $27,500         23,849       $   ---


Daniel C. Koscher,                      1996      $150,000   $61,475         26,250       $ 1,751
 Vice President and Assistant Secretary 1995      $125,000   $33,000         31,500       $ 1,430
                                        1994      $100,000   $25,000         23,849       $ 1,492


     (1) Bonus amounts earned for each fiscal year are paid during the subsequent fiscal year.

     (2) Represents incentive stock options granted under the Company's Second Amended and Restated 1985 Stock Option Plan to purchase the stated number of shares of Common Stock. Incentive stock options have been adjusted to reflect Common Stock dividends.

     (3) Represents the employer matching contributions to the Company's Section 401(k) Retirement Savings Plan for the benefit of each Named Executive Officer and, in the case of George Donovan, includes approximately $37,000 in relocation related payments.

Stock Option Grants in Last Fiscal Year


     The following table sets forth certain information concerning stock options granted to the Named Executive Officers during fiscal 1996, adjusted to reflect the 5% Common Stock dividend paid in March, 1996.

                                                                          Potential Realization
                                                                            Value at Assumed
                                                                          Annual Rates of Stock
                                                                            Price Appriciation
                                                                             for Option Term(1)

                         Individual Grants

                    Number of      Percent of
                    Securities     Total Options
                    Underlying     Granted to     Exercise
                    Options        Employees      Price per      Experition
Name                Granted (#)(2) in Fiscal Year ($ Per Share)  Date      5%($)     10%($)
George F. Donovan   52,500         20%            $4.51          9/22/05   $148,907  $377,358
Alan L. Murray      26,250         10%            $4.51          9/22/05   $ 74,453  $188,679
Patrick E. Rondeau  26,250         10%            $4.51          9/22/05   $ 74,453  $188,679
Daniel C. Koscher   26,250         10%            $4.51          9/22/05   $ 74,453  $188,679



     (1) As required by the rules promulgated by the Securities and Exchange Commission, potential realizable values are based on the prescribed assumption that the Company's Common Stock will appreciate in value from the date of grant to the end of the option term at rates (compounded annually) of 5% and 10%, respectively, and therefore are not intended to forecast possible future appreciation, if any, in the price of the Company's Common Stock.

     (2) These options become exercisable in five equal annual installments commencing on September 22, 1996.

Fiscal Year End Option Values

     During fiscal 1996, none of the Named Executive Officers exercised stock options issued by the Company. The following table sets forth information regarding the number and unrealizable value of unexercised options, adjusted to give effect to Common Stock dividends, and held by the Named Executive Officers at March 31, 1996.


                                                                            Value of Unexercised
                                  Number of Unexercised                     In-the-Money Options
                              Options at Fiscal Year End (#)               at Fiscal Year End ($)

     Name                  Exercisable (E) vs Unexercisable (U)     Exercisable (E) vs Unexercisable (U)
- --------------------------------------------------------------------------------------------------------------
George F. Donovan                        136,075                E                $154,579               E
                                         229,782                U                $154,887               U

Alan L. Murray                            75,125                E                $194,829               E
                                          57,547                U                $ 49,875               U

Patrick E. Rondeau                        56,388                E                $148,392               E
                                          50,865                U                $ 36,655               U

Daniel C. Koscher                         71,064                E                $177,532               E
                                          50,865                U                $ 36,655               U







Compensation of Division Presidents and Regional Managers

     Divisional Presidents and Regional Managers have oversight responsibility for the acquisition, development and sale of the Company's real estate inventories. Compensation for the Company's five Division Presidents typically includes a base salary of approximately $100,000 accompanied by performance bonuses. Compensation for the Company's eight Regional Managers typically includes a base salary of approximately $50,000 accompanied by several performance bonuses. Bonuses are established to reward strong performance by a subsidiary and the payment of a bonus is subject to exceeding predetermined, acceptable performance objectives. Management defined these objectives to address operating benchmarks deemed critical to the success of the subsidiary. They include, but are not limited to, the attainment of projected retail sales and operating profit, containment of overhead costs, achievement of maximum operating profits, optimizing transactional cash flow and, on a project by project basis, surpassing gross margin projections.

Performance Graph


     The following graph assumes an investment of $100 on April 1, 1991 and thereafter compares the yearly percentage change in cumulative total return to shareholders of the Company with a industry peer group (the industry peer group consists of Amrep Corporation, Atlantic Gulf Communities, Avatar Holdings, Fairfield Communities, FM Properties and St. Joe Paper Company) and a broad market index (the S&P 500). The graph also compares the Company's performance to the Dow Jones Real Estate Investment Index and the Dow Jones Equity Market Index, such indexes used in prior fiscal years. In an effort to compare Bluegreen Corporation to similar companies, with like-businesses of more similar size, a new customized industry peer group was included in the current year. The graph shows performance on a total return (dividend reinvestment) basis.

[GRAPHIC OMITTED]

                                               1991         1992        1993        1994         1995        1996
Bluegreen Corporation                          100.00       186.77      413.49      388.42       408.91      540.71
Peer Group                                     100.00       116.87      134.90      172.09       188.82      181.12
Dow Jones Real Estate Investment Index         100.00        90.49       89.97       94.46        98.35      100.00
S&P 500                                        100.00       111.04      127.95      129.84       150.05      198.22
Dow Jones Equity Market Index                  100.00        86.69      113.34      130.89       130.91      152.72



     The Compensation Committee Report on Executive Compensation and the Performance Graph above shall not be deemed "soliciting material" or incorporated by reference into any of the Company's filings with the Securities and Exchange Commission by implication or by any reference in any such filing to this Proxy Statement.

Certain Transactions and Other Information

     Ralph A. Foote, a Director of the Company, is a senior partner of the Middlebury, Vermont law firm of Conley & Foote which rendered services to the Company during fiscal 1996. The total amount paid to Conley & Foote by the Company for services rendered during fiscal 1996 was approximately $5,000. It is anticipated that Conley & Foote will continue to perform certain legal services for the Company during fiscal 1997. See "Compensation Committee Interlocks and Insider Participation".

     Frederick M. Myers, a Director of the Company, is a senior partner of the Pittsfield, Massachusetts law firm of Cain, Hibbard, Myers & Cook, which rendered services to the Company during fiscal 1996. The total amount paid to Cain, Hibbard, Myers & Cook by the Company for services rendered during fiscal 1996 was approximately $14,000. It is anticipated that Cain, Hibbard, Myers & Cook will continue to perform certain legal services for the Company during fiscal 1997.

     In connection  with George F. Donovan's  appointment as the Company's Chief
Executive Officer and his relocation, on November 15, 1993, the Board of Directors authorized a $130,000 loan which accrues interest at the prime lending rate through June 1, 1996. The loan shall not bear interest from June 2, 1996 through June 1, 1998 at which time loan is due and payable. The Board also approved the payment of $28,000 to Mr. Donovan's current residential community for an equity membership. The equity membership is fully refundable by the residential community in the event Mr. Donovan's home is sold.

     In May 1988, the Company's Board of Directors approved a policy regarding the purchase of property from the Company by employees or executive officers, which policy was amended in March, 1993. Under this policy, one parcel per year may be purchased from the Company for 15% below the retail price of such parcel. An employee taking advantage of a discount may not receive a commission on the sale and the sale will not be included for purposes of any bonus calculations. In addition, employees or executive officers may receive financing on one lot at a time for up to 90% of the purchase price at the prevailing rate provided that the employee qualifies for such financing under the Company's credit policy with no exceptions. Under the policy, borrowings by any employee will be limited to $100,000. Any purchaser under the policy must agree to hold the parcel for at least two years before selling, provided that a sale may be made at any time after termination of employment. Notwithstanding the foregoing, all purchases by executive officers under the policy are required to be approved by the Board of Directors. No purchases under the policy were made by any executive officer during fiscal 1996.

     Any existing loans to the Company's officers and employees other than in the ordinary course of business have been approved, and any such future loans will be approved, by a majority of disinterested, non-management Directors. It is also the Company's policy that any transaction with an employee, officer, Director or principal shareholder, or affiliate of any of them, involving in excess of $1,000 (other than in the ordinary course of the Company's business) shall be approved by a majority vote of disinterested Directors, and any such transaction will be on terms no less favorable to the Company than those which could reasonably be obtained from an independent third party.

Section 16 Compliance

     Rule 16(a)-3 of the Exchange Act requires that a statement of changes in beneficial ownership of securities of an issuer held by a Director or officer be reported on Form 4 within ten (10) days after the end of the month in which the change occurs. There were no delinquent filings during fiscal 1996.

Other Matters

     As of the date of this Proxy Statement, the Board of Directors knows of no business to come before the meeting except as set forth above. If any other matters should properly come before the meeting, it is expected that the enclosed proxy will be voted on such matters in accordance with the best judgment of the proxies. Discretionary authority with respect to any such matters is conferred by the proxy.

By the order of the Board of Directors,




Patrick E. Rondeau, Clerk
June 20, 1996

     A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED MARCH 31, 1996, INCLUDING THE FINANCIAL STATEMENTS AND THE SCHEDULES THERETO, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION WILL BE PROVIDED WITHOUT CHARGE UPON WRITTEN REQUEST TO INVESTOR RELATIONS, BLUEGREEN CORPORATION, 5295 TOWN CENTER ROAD, SUITE 400, BOCA RATON, FLORIDA 33486.





                                                                                                                           APPENDIX
                                                                                                                                  A



                                                          BLUEGREEN CORPORATION
                                                    5295 TOWN CENTER ROAD, SUITE 400
                                                       BOCA RATON, FLORIDA 33486



The undersigned stockholder of BLUEGREEN CORPORATION, a Massachusetts corporation, hereby acknowledges receipt of the Notice of
Annual Meeting of Stockholders and Proxy Statement, each dated June 20, 1996, and hereby appoints Patrick E.
Rondeau proxy and attorney-in-fact with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 1996  Annual Meeting of Stockholders of BLUEGREEN CORPORATION to be held on Thursday, July
25, 1996 at 10:00 a.m. local time at the Sheraton New York Hotel at Seventh Avenue and 52nd Street, New York, New York, and at any
adjournment(s) thereof and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personality present, on the matters set forth below.  Such attorney or substitute shall have and may exercise all of the powers of said attorney-in-fact thereunder.



THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER, OR IF NO DIRECTION
IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2 AND AS SAID PROXY DEEMS ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE
THE ANNUAL MEETING.



1. FIX THE NUMBER OF                 2. ELECT DIRECTORS
   DIRECTORS AT SIX
                                       FOR all nominees          WITHHOLD       (INSTRUCTION: To withhold authority to vote for any
                                       listed (except as        AUTHORITY       individual nominee strike a line through the
                                         marked to the      to vote for all     nominee's name in the list below)
      FOR    AGAINST     ABSTAIN           contrary)        nominees listed
                                                                                Joseph C. Abeles, George F. Donovan, Ralph A. Foote,
      I I      I I         I I             I I                   I I            Frederick M. Myers, Stuart A. Shikiar, Bradford T.
                                                                                Whitmore
3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before this meeting.


                                                                                 Please sign exactly as your name appears on this
                                                                                 proxy. When shares are held by joint tenants or as
                                                                                 community property, both should sign. When signing
          `                                                                      as attorney, give full title as such. If a
                                                                                 executor, admininistrator, trustee or guardian,
                                                                                 please give full title as such. If a corporation,
                                                                                 please sign the full corporate name by President
                                                                                 or other authorized officer.
                                                                                 If a partnership, please sign in partnership
                                                                                 name by authorized person.










                                                                                ----------------------------------------------------
                                                                                Signature

                                                                                ----------------------------------------------------
                                                                                Signature


"PLEASE MARK INSIDE BLUE BOXES SO THAT DATA                                     PLEASE VOTE, SIGN, DATE AND RETURN USING
PROCESSING EQUIPMENT WILL RECORD YOUR VOTES"                                    THE ENCLOSED ENVELOPE


